Exhibit 99.1

Techwell Reports Fourth Quarter And Fiscal Year 2007 Financial Results

SAN JOSE, Calif.--(BUSINESS WIRE)--Techwell, Inc., (NASDAQ: TWLL), a leading provider of mixed signal integrated circuits for multiple video applications in the security surveillance, automotive and consumer markets, today announced financial results for the fourth quarter and fiscal year ended December 31, 2007.

Fourth Quarter and Fiscal Year 2007 Highlights:

  Reported net revenue of $16.5 million in the fourth quarter of 2007
  Improved gross margin for the third consecutive quarter, achieving 61 percent in the fourth quarter
  Achieved fourth quarter net income of $4.3 million, representing $0.20 earnings per diluted share
  Recorded fiscal year revenue of $59.9 million, representing an annual growth rate of 11.5 percent
  Increased security surveillance revenue by 47 percent compared to 2006

Fourth Quarter 2007 Results:

Total revenue for the fourth quarter of 2007 was $16.5 million, as compared to revenue of $15.1 million in the preceding quarter and $16.0 million in the fourth quarter of 2006. Total revenue was comprised of $12.3 million in security surveillance, $1.6 million in LCD display, $2.5 million in video decoders and $94,000 of other revenue.

“During the fourth quarter, growth in security surveillance remained strong and was complemented by our return to growth in the LCD display market,” stated Hiro Kozato, President and Chief Executive Officer of Techwell. “We have secured key design wins for our LCD Display products and most recently introduced several new products targeted at the in-car infotainment market. We believe our existing design wins combined with our recent product introductions will enable us to establish a leadership position in this market.”

Gross margin for the fourth quarter of 2007 was 61 percent, compared to gross margin of 60 percent in the preceding quarter and 57 percent in the same period a year ago. Operating expenses for the fourth quarter of 2007 totaled $7.2 million, or 43 percent of total revenue. This compares to operating expenses of $6.6 million, or 44 percent of revenue, in the preceding quarter and $4.8 million, or 30 percent of revenue, in the same period one year ago.

Net income for the fourth quarter of 2007 was $4.3 million, or $0.20 per diluted share, which included pre-tax stock-based compensation expenses under Statement of Financial Accounting Standard No. 123R (SFAS 123R) of $1.3 million, before the tax effect of $810,000, or a charge of $0.02 per diluted share. This compares to $5.4 million in the third quarter of 2007, or $0.25 per diluted share, which included a $2.2 million tax benefit primarily from the release of the remaining balance of the Company’s valuation allowance on all of its deferred tax assets. Shares used to compute net income per diluted share under Generally Accepted Accounting Principles (GAAP) for the fourth quarter of 2007 totaled 21.8 million shares.

Cash, cash equivalents and short and long term investments increased by $3.0 million in the quarter, resulting in cash, cash equivalents and short and long-term investments of approximately $68.4 million as of December 31, 2007, compared to approximately $65.4 million as of September 30, 2007.

Fiscal 2007 Results:

For the full year 2007, net revenue was $59.9 million, compared to net revenue of $53.7 million in 2006. Revenue within each of the Company’s product lines consisted of $40.6 million in security surveillance, $6.0 million in LCD display, $12.3 million in video decoders and $957,000 of other revenue.

Mr. Kozato further commented, “Looking back at the full year of 2007, our security surveillance business continued to grow driven by worldwide demand, and in particular, growth in the China market. Our results benefited from operational efficiencies and additional cost savings associated with the increased percentage of our revenue coming from products manufactured at .18 micron. Concurrently, we made a significant commitment to invest in research and development in order to further our growth and enter new markets.”

Gross margin for the full year of 2007 was 60 percent, compared to gross margin of 57 percent in 2006. Operating expenses totaled $24.5 million or 41 percent of total revenue, as compared to $17.9 million, or 33 percent of revenue in 2006.

Net income for 2007 was $14.8 million, or $0.68 per diluted share, which included pre-tax stock-based compensation expenses under SFAS 123R of $4.5 million, before the tax effect of $1.4 million and the favorable tax effect from the release of the valuation allowance of $1.2 million. This compares to 2006 net income of $13.2 million, or $0.64 per diluted share. Shares used to compute GAAP net income per diluted share for 2007 totaled 21.8 million shares. Non-GAAP net income for the year, which excludes stock-based compensation charges, was $16.7 million, or $0.77 per diluted share.

Cash, cash equivalents and short and long term investments increased by approximately $13.8 million, resulting in cash, cash equivalents and short and long term investments of approximately $68.4 million as of December 31, 2007, compared to approximately $54.5 million as of December 31, 2006.

Mr. Kozato concluded, “As we enter 2008, we continue to build upon the positive momentum and market share leadership that we have established in 2007, particularly in the security surveillance market. Additionally, we expect to capitalize on the numerous opportunities within the automotive market, which we anticipate will translate into additional design wins and market share gains in 2008 and beyond. We also believe we are well positioned to penetrate markets where small panels and high quality video displays are required, including remote monitoring devices, in-flight entertainment systems and portable video products.”

Business Outlook

Techwell expects revenue for the first quarter of 2008 to range between $15 million and $16 million. Additional financial details regarding the Company’s business outlook will be provided during their conference call at 2:15 p.m. Pacific Time (PT) on Thursday, February 7, 2008.

Fourth Quarter 2007 Conference Call and Webcast Information

Techwell, Inc. will host a conference call with the financial community today, February 7, 2008, at 2:15 p.m. Pacific Time (PT), 5:15 p.m. Eastern Time (ET). The conference call will be broadcast live on the Company’s Investor Relations website at http://www.techwellinc.com. Those parties interested in participating via telephone should dial 1-888-679-8038 with the conference ID number 38682777. International participants should dial 1-617-213-4850 and provide the same pass code at the prompt. A telephonic replay of the call will be available approximately two hours after the end of the call and will be available until midnight ET Tuesday, February 22, 2007. The replay number is 1-888-286-8010 with a pass code of 65491002. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. An archived version of the webcast will also be available on the Company’s website.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to Techwell’s leadership position in the security surveillance and automotive display market, anticipated design wins and future market penetration and, statements related to anticipated revenue for the first quarter 2008. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include but are not limited to: a determination, upon completion of further quarterly closing and review procedures, that the financial results for the fourth quarter and full fiscal year of 2007 are different than the results set forth in this press release, Techwell’s dependence on increased demand for digital video applications for the consumer, security surveillance and automotive markets, the potential decline in average selling prices for Techwell’s products, competition, dependence on key and highly skilled personnel, the ability to develop new products, as well as other risks detailed from time to time in its SEC filings, including those described in Techwell’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2007. Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

About Techwell

Techwell is a semiconductor company that designs, markets and sells mixed signal integrated circuits for multiple video applications in the security surveillance, automotive and consumer electronics markets. Techwell designs both general purpose and application specific products that enable the conversion of analog video signals to digital form and perform advanced digital video processing to facilitate the display, storage and transport of video content. Headquartered in San Jose, CA, Techwell currently has over 125 employees in the U.S., Korea, Taiwan, China and Japan. Please visit www.techwellinc.com for more information.

Non-GAAP Reporting

Techwell reports both GAAP and non-GAAP measures to evaluate our financial results. The non-GAAP measures used are: net income, excluding stock-based compensation expense and related tax effect and tax effect on the release of a valuation allowance on deferred tax assets, and net income per diluted share, excluding stock-based compensation expense and related tax effect and tax effect on the release of the valuation allowance on deferred tax assets. Techwell believes that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding its results of operations. The Company also believes non-GAAP measures provide useful supplemental information for investors to evaluate the operating results in the same manner as the research analysts that follow Techwell, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts. However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Techwell, Inc. and the Techwell, Inc. logo are trademarks of Techwell, Inc. All other trademarks are the property of their respective owners.

TECHWELL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues	$16,505	$16,010	$59,887	$53,712

Cost of revenues	6,381	6,865	24,209	22,977
Gross profit	10,124	9,145	35,678	30,735

Operating expenses
Research and development	3,717	2,199	12,298	9,183
Selling, general and administrative	3,436	2,638	12,204	8,702
Total operating expenses	7,153	4,837	24,502	17,885

Income from operations	2,971	4,308	11,176	12,850
Interest income	854	646	3,089	1,670

Income before income taxes	3,825	4,954	14,265	14,520
Benefit (provision) for income taxes	438	(104)	518	(1,298)

Net income	$4,263	$4,850	$14,783	$13,222

Net income per share
Basic	$0.20	$0.24	$0.71	$1.04
Diluted	$0.20	$0.22	$0.68	$0.64

Shares used in computing net income per share
Basic	20,864	20,187	20,772	12,772
Diluted	21,834	22,206	21,818	20,538
TECHWELL, INC.
RECONCILIATION OF GAAP NET INCOME
TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

GAAP net income	$4,263	$4,850	$14,783	$13,222

Stock-based compensation expenses:
Cost of Revenues	103	45	297	117
Research and development	416	191	1,830	1,100
Selling, general and administrative	785	243	2,423	1,050
Total stock-based compensation expenses	1,304	479	4,550	2,267

Tax effect on stock-based compensation expenses	(810)	(8)	(1,391)	(68)

Tax effect from the release of valuation allowance and other	-	-	(1,201)	-

Non-GAAP net income	$4,757	$5,321	$16,741	$15,421

Non-GAAP net income per share
Basic	$0.23	$0.26	$0.81	$1.21
Diluted	$0.22	$0.24	$0.77	$0.75

Shares used in computing net income per share
Basic	20,864	20,187	20,772	12,772
Diluted	21,834	22,206	21,818	20,538

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of stock-based compensation expense and the tax effect on the release of a valuation allowance on the company's deferred tax assets.

We believe that the non-GAAP measures, excluding stock-based compensation expense and the tax effect on the release of a valuation allowance on the company's deferred tax assets, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. We believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Techwell all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitates a more direct comparison of its performance with the financial projections published by the analysts. However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TECHWELL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2007	2006
	(unaudited)	(audited)
Assets
Current Assets:
Cash and cash equivalents	$27,177	$13,201
Short-term investments	33,384	36,364
Accounts receivable	2,095	2,765
Inventory	4,753	4,584
Deferred income tax asset	2,016	-
Prepaid expenses and other assets	1,421	1,406
Total Current Assets	70,846	58,320

Property and equipment - net	1,471	625
Long-term investments	7,839	4,963
Deferred income tax asset	3,419	-
Other assets	162	85
Total Assets	$83,737	$63,993

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,973	$3,503
Accrued expenses and other liabilities	2,418	3,344
Total Current Liabilities	5,391	6,847

Deferred rent	197	-
Total Liabilities	5,588	6,847

Stockholders' Equity:
Common stock	21	21
Additional paid-in capital	73,484	67,734
Deferred stock compensation	(160)	(546)
Accumulated comprehensive gain/(loss)	44	(39)
Retained earnings/(deficit)	4,760	(10,024)
Total Stockholders’ Equity	78,149	57,146

Total Liabilities and Stockholders’ Equity	$83,737	$63,993

CONTACT:
Techwell, Inc.
Mark Voll, 408-435-3888
Chief Financial Officer
investor@techwellinc.com
or
Investor:
Shelton Group
Beverly Twing, 972-239-5119 ext. 126
Investor Relations
btwing@sheltongroup.com
or
Media:
Morphoses Public Relations & Marketing Firm
Sabrina Joseph, 408-726-1577
techwellpr@morphoses.com